FACE OF SECURITY

                                Fixed Rate Senior Note

        REGISTERED                                        REGISTERED
        No. FXR                                           U.S. $ [PRINCIPAL
                                                          AMOUNT]
                                                          CUSIP:*


                       Unless this certificate is presented by an
             authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*


                          THE CHARLES SCHWAB CORPORATION

                         SENIOR MEDIUM-TERM NOTE, SERIES A
                                   (Fixed Rate)

     ORIGINAL              INITIAL REDEMPTION           INTEREST RATE:
     ISSUE DATE:           DATE:
                                                        MATURITY
     INTEREST              INITIAL REDEMPTION           DATE:
     ACCRUAL DATE:         PERCENTAGE:
                                                        OPTIONAL
     APPLICABILITY         ANNUAL REDEMPTION            REPAYMENT
     OF ANNUAL             PERCENTAGE                   DATE(S):
     INTEREST              REDUCTION:
     PAYMENTS:






             * Applies only if this Note is a Registered Global Security.

                       The Charles Schwab Corporation, a Delaware
             corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to





             , or registered assignees, the principal sum of U.S. $
                       , on the Maturity Date specified above (except to
             the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of March and September in each year (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

                       Interest on this Note will accrue from and
             including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

                       Payment of the principal of this Note, any premium
             and the interest due at maturity (or on any redemption or


             repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register; provided, however, that if the registered holder of this
             Note is (i) Cede & Co. or (ii) a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, such holder will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

                       Reference is hereby made to the further provisions
             of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                       Unless the certificate of authentication hereon
             has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.


























                       IN WITNESS WHEREOF, the Issuer has caused this
             Note to be duly executed under its corporate seal.


             DATED:                        THE CHARLES SCHWAB CORPORATION



                                           By ___________________________
                                                Chairman and Chief
                                                Executive Officer


             TRUSTEE'S CERTIFICATE
             OF AUTHENTICATION


             This is one of the Notes referred
             to in the within-mentioned
             Senior Indenture.

             CHEMICAL BANK, as Trustee



             By _____________________________
                  Authorized Officer





























                                 REVERSE OF SECURITY


                       This Note is one of a duly authorized issue of
             Senior Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of July 15, 1993 (the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

                       This Note will not be subject to any sinking fund
             and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

                       If so indicated on the face of this Note, this
             Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this
             Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed, not less than 30 nor more than 60 days prior to the date fixed for redemption, to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this
             Note in part only, a new Note or Notes for the amount of the



             unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                       If so indicated on the face of this Note, this
             Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such third Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                       Interest payments on this Note will include
             interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                       In the case where the Interest Payment Date or the
             Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on


             the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

                       This Note and all the obligations of the Issuer
             hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                       This Note, and any Note or Notes issued upon
             transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

                       The Trustee has been appointed registrar for the
             Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and registration of transfer of Notes. The transfer of this Note may be registered at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and registrations of transfer of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form


             satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or registration of transfer.

                       In case any Note shall at any time become
             mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

                       The Senior Indenture provides that, (a) if an
             Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal


             (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

                       The Trustee also acts as trustee under a Senior
             Subordinated Indenture, dated as of July 15, 1993 (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Issuer and the Trustee, with respect to certain other debt securities of the Issuer. The Senior Indenture provides that, should a default occur with respect to either the debt securities issued under the Senior Indenture or the debt securities issued under the Senior Subordinated Indenture, the Trustee would be required to resign as trustee under one of the Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

                       The Senior Indenture permits the Issuer and the
             Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

                       So long as this Note shall be outstanding, the
             Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, registration of transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.




                       With respect to moneys paid by the Issuer and held
             by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

                       No provision of this Note or of the Senior
             Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

                       Prior to due presentment of this Note for
             registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                       No recourse shall be had for the payment of the
             principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                       This Note shall for all purposes be governed by,
             and construed in accordance with, the laws of the State of California.

                       All terms used in this Note which are defined in
             the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.




                                    ABBREVIATIONS


                  The following abbreviations, when used in the
             inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


                  TEN COM-as tenants in common
                  TEN ENT-as tenants by the entireties
                  JT TEN-as joint tenants with right of survivorship
                    and not as tenants in common


                  UNIF GIFT MIN ACT-...........Custodian..............
                                      (Cust)              (Minor)

                  Under Uniform Gifts to Minors Act...................
                                                        (State)



                  Additional abbreviations may also be used though not in
             the above list.


                                      __________





























                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


          [PLEASE INSERT SOCIAL SECURITY OR OTHER
              IDENTIFYING NUMBER OF ASSIGNEE]


          _________________________________________
                                                  |
          ________________________________________|________________________

          _________________________________________________________________
          [PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
             OF ASSIGNEE]

          _________________________________________________________________
          the within Note and all rights thereunder, hereby irrevocably

          _________________________________________________________________
          constituting and appointing such person attorney to transfer

          _________________________________________________________________
          such note on the books of the Issuer, with full power of

          _________________________________________________________________
          substitution in the premises.


          Dated:_____________________


          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.





















                              OPTION TO ELECT REPAYMENT


                   The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

          ________________________________________________________________

          ________________________________________________________________

          ________________________________________________________________
                              (Please print or typewrite
                         name and address of the undersigned)


                   If less than the entire principal amount of the within
          Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

          ____________________________.



          Dated:_____________         _____________________________________
                                      NOTICE:  The signature on this Option
                                      to Elect Repayment must correspond
                                      with the name as written upon the
                                      face of the within instrument in
                                      every particular without alteration
                                      or enlargement.
















